PRICING SUPPLEMENT No. U3036

(To the Underlying Supplement dated April 19, 2018,

Product Supplement No. I–B dated June 30, 2017,

Prospectus Supplement dated June 30, 2017 and

Prospectus dated June 30, 2017)

Equity Index Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-218604-02 June 28, 2018

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

■  Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index” and collectively as the “Indices”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the closing level of the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest closing level on that calculation day as a percentage of its starting level

■  Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing level of the lowest performing Index on the calculation day for that quarter is greater than or equal to its threshold level. However, if the closing level of the lowest performing Index on a calculation day is less than its threshold level, you will not receive any contingent coupon for the relevant quarter. If the closing level of the lowest performing Index is less than its threshold level on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate is 8.40% per annum

■  Automatic Call. If the closing level of the lowest performing Index on any of the quarterly calculation days from December 2018 to March 2022, inclusive, is greater than or equal to its starting level, we will automatically call the securities for the original offering price plus a final contingent coupon

■  Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the ending level of the lowest performing Index is greater than or equal to its threshold level. If the ending level of the lowest performing Index is less than its threshold level, you will lose more than 30%, and possibly all, of the original offering price of your securities

■  The threshold level for each Index is equal to 70% of its starting level

■  If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Index from its starting level to its ending level if its ending level is less than its threshold level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index

■  Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably

■  All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■  No exchange listing; you should be willing and able to hold your securities to stated maturity.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Issuer
Per Security	$1,000.00	$22.70	$977.30
Total	$5,214,000.00	$118,357.80	$5,095,642.20
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of $22.70 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession of $15.00 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 original offering price of the securities on the pricing date is $976 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Supplemental Terms Of the Securities

The Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022 are senior unsecured debt securities of Credit Suisse that do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described in this pricing supplement. Whether the securities pay a quarterly contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case upon the closing level of the lowest performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index”) on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest closing level on that calculation day as a percentage of its starting level. The securities provide:

(i)	quarterly contingent coupons at a rate of 8.40% per annum until the earlier of stated maturity or automatic call if, and only if, the closing level of the lowest performing Index on the applicable quarterly calculation day is greater than or equal to 70% of its starting level;

(ii)	the possibility of an automatic early call of the securities for an amount equal to the original offering price plus a final contingent coupon if the closing level of the lowest performing Index on any of the quarterly calculation days from December 2018 to March 2022, inclusive, is greater than or equal to its starting level; and

(iii)	if the securities are not automatically called prior to stated maturity:

(a)	repayment of the original offering price if, and only if, the ending level of the lowest performing Index is greater than or equal to its threshold level; and

(b)	full exposure to the decline in the level of the lowest performing Index from its starting level to its ending level if the ending level of the lowest performing Index is less than its threshold level.

If the closing level of the lowest performing Index on any quarterly calculation day is less than 70% of its starting level, you will not receive any contingent coupon for that quarter. If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index is less than the threshold level, you will lose more than 30%, and possibly all, of the original offering price of your securities at stated maturity. Accordingly, you will not receive any protection if the ending level of the lowest performing Index is less than its threshold level.

Any return on the securities will be limited to the sum of your contingent coupons, if any. You will not participate in any appreciation of any Index, but you will be fully exposed to the decline in the lowest performing Index on the final calculation day if the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index is less than its threshold level.

All payments on the securities are subject to the credit risk of Credit Suisse.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably.

The securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index. Unlike those alternative investments, the securities will be subject to the full risks of each Index, with no offsetting benefit from the better performing Indices. The securities are designed for investors who understand and are willing to bear this additional risk in exchange for the potential contingent coupons that the securities offer. Because the securities may be adversely affected by poor performance by any Index, you should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

PRS-2

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Terms of the Securities

The S&P 500® Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The Russell 2000® Index is an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market. The EURO STOXX 50® Index is an equity index that is composed of 50 component stocks of sector leaders in 12 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone.

You should read this pricing supplement together with the underlying supplement dated April 19, 2018, the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement dated April 19, 2018:

https://www.sec.gov/Archives/edgar/data/1053092/000095010318004962/dp89590_424b2-underlying.htm

•	Product supplement No. I–B dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006316/dp77781_424b2-ib.htm

•	Prospectus supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

PRS-3

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Terms of the Securities (Continued)

We have designed the securities for investors who:

▪	seek an investment with contingent quarterly coupon payments at a rate of 8.40% per annum until the earlier of stated maturity or automatic call, if, and only if, the closing level of the lowest performing Index on the applicable quarterly calculation day is greater than or equal to 70% of its starting level;

▪	understand that if the ending level of the lowest performing Index is less than its threshold level, they will be fully exposed to the decline in the lowest performing Index from its starting level to its ending level and will lose more than 30%, and possibly all, of the original offering price at stated maturity;

▪	are willing to accept the risk that they may not receive any contingent coupon on one or more, or any, quarterly contingent coupon payment dates over the term of the securities and may lose all of the original offering price per security at stated maturity;

▪	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

▪	understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day and that they will not benefit in any way from the performance of the better performing Indices;

▪	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;

▪	understand and are willing to accept the full downside risks of each Index;

▪	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and

▪	are willing to hold the securities to stated maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to stated maturity;

▪	require full payment of the original offering price of the securities at stated maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

▪	are unwilling to accept the risk that the ending level of the lowest performing Index may be less than its threshold level;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Index;

▪	seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

▪	are unwilling to accept the risk of exposure to the large- and small-capitalization segments of the United States equity market and the Eurozone equity market;

▪	are unwilling to accept the credit risk of Credit Suisse; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-4

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Terms of the Securities (Continued)

Market Measures:	The S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index,” and collectively as the “Indices”)

Pricing Date:	June 28, 2018.

Issue Date:	July 3, 2018. (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.

Contingent Coupon:

On each contingent coupon payment date, you will receive a contingent coupon at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on the immediately preceding calculation day is greater than or equal to its threshold level.

If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon on the related contingent coupon payment date. If the closing level of the lowest performing Index is less than its threshold level on all quarterly calculation days, you will not receive any contingent coupons over the term of the securities.

Each quarterly contingent coupon, if any, will be calculated per security as follows: $1,000 x contingent coupon rate x (90/360). Any contingent coupons will be rounded to the nearest cent, with one-half cent rounded upward.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day. Each calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity.

No further contingent coupons will be payable following the call settlement date related to an automatic call. Contingent coupons will be payable to the holders of record at the close of business on the business day immediately preceding the applicable contingent coupon payment date, provided that the contingent coupon payable on the call settlement date or stated maturity, as applicable, will be payable to the person to whom the automatic call amount or the payment at stated maturity, as applicable, is payable. The amount of any contingent coupon will not be adjusted in respect of any postponement of a contingent coupon payment date and no interest or other payment will be payable hereon because of any such postponement of a contingent coupon payment date.

Contingent Coupon Rate:	The “contingent coupon rate” is 8.40% per annum.

Automatic Call:

If the closing level of the lowest performing Index on any of the quarterly calculation days from December 2018 to March 2022, inclusive, is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon (the “automatic call amount”). The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

PRS-5

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Terms of the Securities (Continued)

Calculation Days:	Quarterly, on the 24th day of each March, June, September and December, commencing September 2018 and ending June 2022, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to June 24, 2022 as the “final calculation day.” To the extent that we make any change to the expected pricing date or expected issue date, the calculation days may also be changed in our discretion to ensure that the term of the securities remains the same.
Call Settlement Date:	Three business days after the applicable calculation day. Each calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable.
Stated Maturity:

June 29, 2022. If the final calculation day is postponed for any Index, the stated maturity will be the later of (i) June 29, 2022 and (ii) three business days after such final calculation day as postponed. See “—Postponement of a Calculation Day” below. To the extent that we make any change to the expected pricing date or expected issue date, stated maturity may also be changed in our discretion to ensure that the term of the securities remains the same. If the stated maturity is not a business day, the payment to be made at stated maturity will be made on the next succeeding business day with the same force and effect as if it had been made at stated maturity. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity. The amount of any contingent coupon will not be adjusted in respect of any postponement of the stated maturity and no interest or other payment will be payable hereon because of any such postponement of the stated maturity.

Payment at Stated Maturity:

If the securities are not automatically called prior to stated maturity, you will be entitled to receive at stated maturity a cash payment per security in U.S. dollars equal to the redemption amount (in addition to the final contingent coupon, if any). The “redemption amount” per security will equal:

•    if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level: $1,000; or

•    if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index is less than its threshold level, you will lose more than 30%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupons, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of that Index is less than its threshold level.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Lowest Performing Index:	On any calculation day, the “lowest performing Index” will be the Index with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Index on any calculation day, its closing level on such calculation day divided by its starting level (expressed as a percentage).

PRS-6

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Terms of the Securities (Continued)

Starting Level:

With respect to the S&P 500® Index: 2716.31, its closing level on the pricing date.

With respect to the Russell 2000® Index: 1645.017, its closing level on the pricing date.

With respect to the EURO STOXX 50® Index: 3365.52, its closing level on the pricing date.

In the event that the closing level for any Index is not available on the pricing date, the starting level for such Index will be determined on the immediately following trading day on which a closing level is available.

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Threshold Level:

With respect to the S&P 500® Index: 1901.417, which is equal to 70% of its starting level.

With respect to the Russell 2000® Index: 1151.5119, which is equal to 70% of its starting level.

With respect to the EURO STOXX 50® Index: 2355.864, which is equal to 70% of its starting level.

Postponement of a Calculation Day:	If any calculation day is not a trading day with respect to any Index, such calculation day for each Index will be postponed to the next succeeding day that is a trading day with respect to each Index. A calculation day is also subject to postponement due to the occurrence of a market disruption event with respect to any Index. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Material U.S. Federal Income Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of $22.70 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession of $15.00 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

We expect to deliver the securities against payment for the securities on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the settlement date is more than two business days after the pricing date, purchasers who wish to transact in the securities more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	22550WXL6

PRS-7

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Supplemental Terms Of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying product supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Underlying	Index
Trade date	Pricing date
Principal amount	Original offering price
Valuation date	Final calculation day
Maturity date	Stated maturity
Early redemption	Automatic call
Observation date	Calculation day
Early redemption date	Call settlement date
Lowest performing underlying	Lowest performing Index
Initial level	Starting level
Final level	Ending level
Knock-in level	Threshold level

PRS-8

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Hypothetical Payout Profile

On each quarterly contingent coupon payment date, you will either receive a contingent coupon or you will not receive a contingent coupon, depending on the closing level of the lowest performing Index on the related quarterly calculation day.

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index with the lowest performance factor on that calculation day. The performance factor of an Index on a calculation day is its closing level on that calculation day as a percentage of its starting level (i.e., its closing level on that calculation day divided by its starting level).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing Index on the relevant calculation day, as follows:

On stated maturity, if the securities have not been automatically called prior to stated maturity, you will receive (in addition to the final contingent coupon, if any) a cash payment per security (the redemption amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index with the lowest performance factor on the final calculation day. The performance factor of an Index on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).

Step 2: Calculate the redemption amount based on the ending level of the lowest performing Index, as follows:

PRS-9

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Hypothetical Payout Profile (Continued)

The following profile illustrates the potential payment at stated maturity on the securities (excluding the final contingent coupon, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the securities have not been automatically called prior to the stated maturity. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

100%
80%
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40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
30% contingent
downside protection
Return of lowest performing
Index at Maturity
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Hypothetical Return of Lowest Performing Index
Hypothetical Security Return

PRS-10

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Indices.

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

If the securities are not automatically called prior to stated maturity, you may receive less at stated maturity than you originally invested in the securities, or you may receive nothing, excluding contingent coupons, if any. If the ending level of the lowest performing Index is less than its threshold level, you will be fully exposed to any depreciation in the lowest performing Index. In this case, the payment at stated maturity you will be entitled to receive will be less than the original offering price of your securities, and you could lose your entire investment. It is not possible to predict whether the ending level of the lowest performing Index will be less than its threshold level and, in such case, by how much the level of the lowest performing Index has decreased from its starting level to its ending level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at stated maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The Securities Do Not Provide For Regular Fixed Interest Payments.

Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. The number of contingent coupons you receive over the term of the securities, if any, will depend on the performance of the Indices during the term of the securities. On each quarterly contingent coupon payment date you will receive a contingent coupon if, and only if, the closing level of the lowest performing Index on the immediately preceding calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon on the related contingent coupon payment date, and if the closing level of the lowest performing Index is less than its threshold level on each calculation day over the term of the securities, you will not receive any contingent coupons during the term of the securities. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of contingent coupons is variable and may be zero.

In addition, if interest rates generally increase over the term of the securities, it is more likely that the contingent coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the contingent coupons over the term of the securities, and still lose your initial investment. Even if you do receive some or all of your initial investment at stated maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each calculation day. For example, if one Index appreciates from its starting level to its ending level, but the ending level of the lowest performing Index is less than its threshold level, you will be exposed to the depreciation of the lowest performing Index and you will not benefit from the performance of any other Index. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. Each additional Index to which the securities are linked increases the risk that the securities will perform poorly. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

It is impossible to predict the relationship between the Indices. If the performances of the Indices exhibit no correlation to each other, it is more likely that one of the Indices will cause the securities to perform poorly. However, if the performances of the equity securities included in each Index are related such that the performances of the Indices are correlated, then there is less likelihood that only one Index will cause the securities to perform poorly. Furthermore, to the extent that each Index represents a different market

PRS-11

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Selected Risk Considerations (Continued)

segment or market sector, the risk of one Index performing poorly is greater. As a result, you are not only taking market risk on each Index, you are also taking a risk relating to the relationship among the Indices.

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. Although it is necessary for each Index to close above its respective threshold level on the relevant calculation day in order for you to receive a quarterly contingent coupon and for you to be repaid the original offering price of your securities at stated maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

The Starting Level of Any Index May Be Determined On A Date Later Than The Pricing Date.

The starting level of any Index may be determined after the pricing date. In the event that the closing level for any Index is not available on the pricing date, the starting level for such Index will be determined on the immediately following trading day on which a closing level is available. Under these circumstances, you will not know the starting level of such Index until a date later than the pricing date.

More Favorable Terms Are Generally Associated With Greater Expected Volatility, And Can Indicate A Greater Risk Of Loss.

“Volatility” refers to the frequency and magnitude of changes in the level of an Index. The greater the expected volatility with respect to an Index on the pricing date, the higher the expectation as of the pricing date that the closing level of such Index could be less than its threshold level on any calculation day, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar stated maturity, or in more favorable terms (such as lower threshold levels) than for similar securities linked to the performance of an index with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower threshold levels may not necessarily indicate that you will receive a contingent coupon on any contingent coupon payment date or that the securities have a greater likelihood of a return of principal at stated maturity. The volatility of any Index can change significantly over the term of the securities. The levels of the Indices for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Indices and the potential to lose a significant portion, and possibly all, of the original offering price per security at stated maturity.

At Stated Maturity Or Upon Automatic Call, The Securities Will Not Pay More Than The Original Offering Price Of Your Securities, Plus The Final Contingent Coupon, If Any.

At stated maturity or upon automatic call, the securities will not pay more than the original offering price of your securities, plus the final contingent coupon, if any, regardless of the performance of any Index. Even if the ending level of each Index is greater than its respective starting level, you will not participate in the appreciation of any Index. The maximum amount payable with respect to the securities (excluding contingent coupons, if any) is $1,000 for each $1,000 original offering price.

The Securities Are Subject To A Potential Automatic Call, Which Would Limit Your Opportunity To Be Paid Contingent Coupons Over The Full Term Of The Securities.

The securities are subject to a potential automatic call. If the closing level of the lowest performing Index on any of the quarterly calculation days is greater than or equal to its starting level, the securities will be automatically called and you will be entitled to receive a cash payment equal to the original offering price of the securities you hold and the contingent coupon payable on that contingent coupon payment date, and no further payments will be made in respect of the securities. In this case, you will lose the opportunity to continue to be paid contingent coupons from the call settlement date to the scheduled stated maturity.

The Securities Are Subject To A Potential Automatic Call, Which Exposes You To Reinvestment Risk.

The securities are subject to a potential automatic call. If the securities are automatically called prior to the stated maturity, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

PRS-12

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Selected Risk Considerations (Continued)

Historical Performance Of Any Index Is Not Indicative Of Future Performance.

The future performance of any Index cannot be predicted based on its historical performance. We cannot guarantee that the closing level or final level of any Index will be at a level that would result in a positive return on your overall investment in the securities.

We And Our Affiliates Generally Do Not Have Any Affiliation With Any Index Or Index Sponsor And Are Not Responsible For Its Public Disclosure of Information.

We and our affiliates generally are not affiliated with any Index or index sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about an Index contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the Indices.

Changes To Any Index Could Adversely Affect The Securities.

The index sponsor can add, delete or substitute the components included in any Index, make other methodological changes that could change the value of any Index, or discontinue or suspend calculation or dissemination of any Index at any time. If one or more of these events occurs, the calculation of the redemption amount payable at stated maturity will be adjusted to reflect such event or events. Please refer to “Additional Terms of the Securities—Adjustments to an Index” and “Additional Terms of the Securities—Discontinuance of an Index” herein. Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In Or Held By Any Index.

We cannot control the actions of any issuers of the equity securities included in or held by any Index. Actions by such issuers may have an adverse effect on the value of an Index and, consequently, on the value of the securities.

The Securities Are Linked To The Russell 2000® Index And Are Subject To The Risks Associated With Small-Capitalization Companies.

The Russell 2000® Index is composed of equity securities issued by companies with relatively small market capitalization. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the Russell 2000® Index may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

The Closing Level Of The EURO STOXX 50® Index Will Not Be Adjusted For Changes In Exchange Rates Relative To The U.S. Dollar Even Though The Equity Securities Included In The EURO STOXX 50® Index Are Traded In A Foreign Currency And The Securities Are Denominated In U.S. Dollars.

The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the equity securities included in the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at stated maturity.

Foreign Securities Markets Risk.

Some or all of the assets included in the EURO STOXX 50® Index are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the EURO STOXX 50® Index may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources

PRS-13

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Selected Risk Considerations (Continued)

and self-sufficiency. These factors may adversely affect the values of the equity securities included in the EURO STOXX 50® Index, and therefore the performance of the EURO STOXX 50® Index and the value of the securities.

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to stated maturity.

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Stated Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in instruments related to the Indices. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade instruments related to the Indices from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at stated maturity.

The Estimated Value Of The Securities On The Pricing Date Is Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) is less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to stated maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

Effect Of Interest Rate Used In Structuring The Securities.

The internal funding rate we use in structuring securities such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the

PRS-14

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Selected Risk Considerations (Continued)

lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately four months.

The securities are not designed to be short-term trading instruments and any sale prior to stated maturity could result in a substantial loss to you. You should be willing and able to hold your securities to stated maturity.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Index. In addition, a calculation day (excluding the final calculation day) will be postponed if the calculation agent determines that a market disruption event has occurred or is continuing with respect to any Index on that calculation day. The final calculation day will be postponed for any Index if the calculation agent determines that a market disruption event has occurred or is continuing for such Index on the final calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day for any Index, the stated maturity will be the later of (i) the initial stated maturity and (ii) three business days after such final calculation day as postponed.

Postponement Of Certain Dates May Adversely Affect Your Return.

If the calculation agent determines that a market disruption event has occurred or that any calculation day is not a trading day, it is possible that one or more calculation days and stated maturity will be postponed, and your return could be adversely affected. No coupon payments or other payment will be payable as a result of such postponement. For additional information, see “Additional Terms of the Securities—Market Disruption Events” and “Terms of the Securities—Postponement of a Calculation Day” herein.

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to stated maturity, you may not be able to do so or you may have to sell them at a substantial loss.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging

PRS-15

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Selected Risk Considerations (Continued)

activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date Is Less Than The Original Offering Price.” Therefore, in addition to the levels of any Index, the terms of the securities at issuance and the value of the securities prior to stated maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Indices;

o	the expected and actual correlation, if any, between the Indices;

o	the time to stated maturity of the securities;

o	the dividend rate on the equity securities included in the Indices;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Indices or markets generally and which may affect the levels of the Indices; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to stated maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

No Ownership Rights Relating To The Indices.

Your return on the securities will not reflect the return you would realize if you actually owned the assets that comprise the Indices. The return on your investment is not the same as the total return you would receive based on the purchase of the equity securities that comprise the Indices.

No Dividend Payments Or Voting Rights.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Indices.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

PRS-16

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Hypothetical Returns

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on any calculation day) could adversely affect the value of the Indices and, as a result, could decrease the amount you may receive on the securities at stated maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupons received prior to the call settlement date and the contingent coupon received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical redemption amount payable at stated maturity per security (excluding the final contingent coupon, if any). The performance factor of the lowest performing Index on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).

Hypothetical performance factor of lowest performing Index on final calculation day	Hypothetical payment at stated maturity per security
200%	$1,000
175%	$1,000
160%	$1,000
150%	$1,000
140%	$1,000
130%	$1,000
120%	$1,000
110%	$1,000
100%	$1,000
90%	$1,000
80%	$1,000
70%	$1000
69%	$690
60%	$600
50%	$500
40%	$400
30%	$300
25%	$250
0%	$0

The above figures do not take into account contingent coupons, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the redemption amount received at stated maturity; any positive return will be based solely on the contingent coupons, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-17

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Hypothetical Contingent Coupons

Set forth below are three examples that illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically called on a quarterly contingent coupon payment date prior to stated maturity. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples assume the hypothetical starting level, threshold level and closing levels for each Index indicated in the examples. The actual contingent coupon rate, starting level and threshold level are set forth in “Terms of the Securities” herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level and less than its starting level. As a result, investors receive a contingent coupon on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100	100	100
Hypothetical closing level on relevant calculation day:	90	95	80
Hypothetical threshold level:	70	70	70
Performance factor (closing level on calculation day divided by starting level):	90%	95%	80%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level, but less than its starting level, you would receive a contingent coupon on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon would be equal to $21.00 per security, which is the product of $1,000 × 8.40% per annum × (90/360).

Example 2. The closing level of the lowest performing Index on the relevant calculation day is less than its threshold level. As a result, investors do not receive a contingent coupon on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100	100	100
Hypothetical closing level on relevant calculation day:	60	125	105
Hypothetical threshold level:	70	70	70
Performance factor (closing level on calculation day divided by starting level):	60%	125%	105%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is less than its threshold level, you would not receive a contingent coupon on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing levels of the better performing Indices on the relevant calculation day are greater than their starting levels. As this example illustrates, whether you receive a contingent coupon and whether the securities are automatically called on a quarterly contingent coupon payment date will depend solely on the closing level of the lowest performing Index on the relevant calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-18

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Hypothetical Contingent Coupons (Continued)

Example 3. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus a final contingent coupon.

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100	100	100
Hypothetical closing level on relevant calculation day:	115	105	130
Hypothetical threshold level:	70	70	70
Performance factor (closing level on calculation day divided by starting level):	115%	105%	130%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level, the securities would be automatically called and you would receive the original offering price plus a final contingent coupon on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,021.00 per security.

If the securities are automatically called prior to stated maturity, you will not receive any further payments after the call settlement date.

PRS-19

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Hypothetical Payments at Stated Maturity

Set forth below are three examples of calculations of the redemption amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting level, threshold level and ending levels for each Index indicated in the examples. The actual contingent coupon rate, starting level and threshold level are set forth in “Terms of the Securities” herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level of the lowest performing Index is greater than its starting level, the redemption amount is equal to the original offering price of your securities at stated maturity and you receive a final contingent coupon:

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100	100	100
Hypothetical ending level:	145	135	125
Hypothetical threshold level:	70	70	70
Performance factor (ending level divided by starting level):	145%	135%	125%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the redemption amount based on the ending level of the lowest performing Index.

Since the hypothetical ending level of the lowest performing Index is greater than its hypothetical threshold level, the redemption amount would equal the original offering price. Although the hypothetical ending level of the lowest performing Index is significantly greater than its hypothetical starting level in this scenario, the redemption amount will not exceed the original offering price.

In addition to any contingent coupons received during the term of the securities, at stated maturity you would receive $1,000 per security as well as a final contingent coupon.

Example 2. The ending level of the lowest performing Index is less than its starting level but greater than its threshold level, the redemption amount is equal to the original offering price of your securities at stated maturity and you receive a final contingent coupon:

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100	100	100
Hypothetical ending level:	85	115	110
Hypothetical threshold level:	70	70	70
Performance factor (ending level divided by starting level):	85%	115%	110%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the redemption amount based on the ending level of the lowest performing Index.

Since the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level, but greater than or equal to its threshold level, you would be repaid the original offering price of your securities at stated maturity.

In addition to any contingent coupons received during the term of the securities, at stated maturity you would receive $1,000 per security as well as a final contingent coupon.

PRS-20

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Hypothetical Payments at Stated Maturity (Continued)

Example 3. The ending level of the lowest performing Index is less than its threshold level, the redemption amount is less than the original offering price of your securities at stated maturity and you do not receive a final contingent coupon:

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	100	100	100
Hypothetical ending level:	120	45	90
Hypothetical threshold level:	70	70	70
Performance factor (ending level divided by starting level):	120%	45%	90%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the redemption amount based on the ending level of the lowest performing Index.

Since the hypothetical ending level of the lowest performing Index is less than its threshold level, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to $450 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 45%

= $450

In addition to any contingent coupons received during the term of the securities, at stated maturity you would receive $450 per security, but no final contingent coupon.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index from its starting level to its ending level if the ending level of the lowest performing Index is less than its threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective threshold level.

To the extent that the starting level, threshold level and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

PRS-21

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Additional Terms of the Securities

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to the S&P 500® Index or the Russell 2000® Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the EURO STOXX 50® Index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of the EURO STOXX 50® Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupons, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing levels of the Indices under certain circumstances;

•	determine if adjustments are required to the closing level of an Index under various circumstances; and

•	if publication of an Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of such Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the S&P 500® Index or the Russell 2000® Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to

PRS-22

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Additional Terms of the Securities (Continued)

such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The failure to open during any regular trading session of (i) the relevant stock exchange(s) on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or (ii) any related futures or options exchange with respect to such Index or successor equity index.

For purposes of determining whether a market disruption event has occurred with respect to the S&P 500® Index or the Russell 2000® Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the EURO STOXX 50® Index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled

PRS-23

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Additional Terms of the Securities (Continued)

closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity Index and no successor index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect the EURO STOXX 50® Index:

(1)	the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to any Index on any calculation day excluding the final calculation day, then such calculation day will be postponed for each Index to the first succeeding day that is a trading day for each Index and on which a market disruption event has not occurred and is not continuing for any Index; however, if such first succeeding trading day has not occurred as of the eighth trading day for each Index after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for each Index. If a calculation day has been postponed to that eighth trading day and a market disruption event occurs or is continuing with respect to any Index on that eighth trading day, the calculation agent will determine the closing level of that Index on that eighth trading day in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the S&P 500® Index or the Russell 2000® Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on that eighth trading day of each security included in such Index.

If a market disruption event occurs or is continuing with respect to any Index on the final calculation day, then the final calculation day will be postponed in respect of such index to the first succeeding day that is a trading day for such Index and on which a market

PRS-24

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Additional Terms of the Securities (Continued)

disruption event has not occurred and is not continuing for such Index; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Index after the originally scheduled final calculation day, that eighth trading day shall be deemed to be the final calculation day for such Index. If the final calculation day has been postponed to that eighth trading day and a market disruption event occurs or is continuing with respect to such Index on that eighth trading day, the calculation agent will determine the closing level of that Index on that eighth trading day in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the S&P 500® Index or the Russell 2000® Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on that eight trading day of each security included in such Index. The final calculation day for any Index not affected by a market disruption event will be the scheduled final calculation day for such Index.

As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the S&P 500® Index or the Russell 2000® Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Adjustments to an Index

If at any time a sponsor or publisher of an Index (each, an “index sponsor”) makes a material change in the formula for or the method of calculating such Index, or in any other way materially modifies such Index (other than a modification prescribed in that formula or method to maintain such Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such Index is to be calculated, calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the change, but using only those securities that comprised such Index immediately prior to that change. Accordingly, if the method of calculating an Index is modified so that the level of such Index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust such Index in order to arrive at a level of such Index as if it had not been modified.

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Credit Suisse will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Events of Default and Acceleration

See “Description of the Securities—Events of default and acceleration” in the accompanying product supplement.

PRS-25

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

The S&P 500® Index

The S&P 500® Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. See “The Reference Indices—The S&P Dow Jones Indices—The S&P 500® Index” in the accompanying underlying supplement for additional information about the S&P 500® Index. In addition to the criteria for addition to the S&P 500 Index set forth in the accompanying underlying supplement, a company must have a primary listing to its common stock on the NYSE, NYSE Arca, NYSE MKT, NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Bats BZX, Bats BYX, Bats EDGA or Bats EDGX.

Historical Information

We obtained the closing levels listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 2, 2008 to June 28, 2018. The closing level on June 28, 2018 was 2716.31. The historical performance of the S&P 500® Index should not be taken as an indication of the future performance of the S&P 500® Index during the term of the securities.

PRS-26

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

The S&P 500® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the S&P 500® Index for each quarter in the period from January 2, 2008 through June 28, 2018.

	High	Low	Last
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.07	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.61
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.05	1362.16
Third Quarter	1465.77	1334.76	1440.67
Fourth Quarter	1461.40	1353.33	1426.19
2013
First Quarter	1569.19	1457.15	1569.19
Second Quarter	1669.16	1541.61	1606.28
Third Quarter	1725.52	1614.08	1681.55
Fourth Quarter	1848.36	1655.45	1848.36
2014
First Quarter	1878.04	1741.89	1872.34
Second Quarter	1962.87	1815.69	1960.23
Third Quarter	2011.36	1909.57	1972.29
Fourth Quarter	2090.57	1862.49	2058.90
2015
First Quarter	2117.39	1992.67	2067.89
Second Quarter	2130.82	2057.64	2063.11
Third Quarter	2128.28	1867.61	1920.03
Fourth Quarter	2109.79	1923.82	2043.94
2016
First Quarter	2063.95	1829.08	2059.74
Second Quarter	2119.12	2000.54	2098.86
Third Quarter	2190.15	2088.55	2168.27
Fourth Quarter	2271.72	2085.18	2238.83
2017
First Quarter	2395.96	2257.83	2362.72
Second Quarter	2453.46	2328.95	2423.41
Third Quarter	2519.36	2409.75	2519.36
Fourth Quarter	2690.16	2529.12	2673.61
2018
First Quarter	2872.87	2581.00	2640.87
Second Quarter (through June 28, 2018)	2786.85	2581.88	2716.31

PRS-27

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

The Russell 2000® Index

The Russell 2000® Index is an equity index that is designed to track the performance of the small capitalization segment of the United States equity market. See “The Reference Indices—The FTSE Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for additional information about the Russell 2000® Index.

Historical Information

We obtained the closing levels of the Russell 2000® Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 2, 2008 to June 28, 2018. The closing level on June 28, 2018 was 1645.017. The historical performance of the Russell 2000® Index should not be taken as an indication of the future performance of the Russell 2000® Index during the term of the securities.

PRS-28

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

The Russell 2000® Index

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Russell 2000® Index for each quarter in the period from January 2, 2008 through June 28, 2018.

	High	Low	Last
2008
First Quarter	753.554	643.966	687.967
Second Quarter	763.266	686.073	689.659
Third Quarter	754.377	657.718	679.583
Fourth Quarter	671.590	385.308	499.453
2009
First Quarter	514.710	343.260	422.748
Second Quarter	531.680	429.158	508.282
Third Quarter	620.694	479.267	604.278
Fourth Quarter	634.072	562.395	625.389
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.641	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.548	773.184	843.548
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.491	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.494	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1078.409	989.535	1073.786
Fourth Quarter	1163.637	1043.459	1163.637
2014
First Quarter	1208.651	1093.594	1173.038
Second Quarter	1192.964	1095.986	1192.964
Third Quarter	1208.150	1101.676	1101.676
Fourth Quarter	1219.109	1049.303	1204.696
2015
First Quarter	1266.373	1154.709	1252.772
Second Quarter	1295.799	1215.417	1253.947
Third Quarter	1273.328	1083.907	1100.688
Fourth Quarter	1204.159	1097.552	1135.889
2016
First Quarter	1114.028	953.715	1114.028
Second Quarter	1188.954	1089.646	1151.923
Third Quarter	1263.438	1139.453	1251.646
Fourth Quarter	1388.073	1156.885	1357.130
2017
First Quarter	1413.635	1345.598	1385.920
Second Quarter	1425.985	1345.244	1415.359
Third Quarter	1490.861	1356.905	1490.861
Fourth Quarter	1548.926	1464.095	1535.511
2018
First Quarter	1610.706	1463.793	1529.427
Second Quarter (through June 28, 2018)	1706.985	1492.531	1645.017

PRS-29

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

The EURO STOXX 50® Index

The EURO STOXX 50® Index is an equity index that is composed of 50 component stocks of sector leaders in 12 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “The Reference Indices—The STOXX Indices—The EURO STOXX 50® Index” in the accompanying underlying supplement for additional information about the EURO STOXX 50® Index.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 2, 2008 to June 28, 2018. The closing level on June 28, 2018 was 3365.52. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of the future performance of the EURO STOXX 50® Index during the term of the securities.

PRS-30

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

The EURO STOXX 50® Index

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the EURO STOXX 50® Index for each quarter in the period from January 2, 2008 through June 28, 2018.

	High	Low	Last
2008
First Quarter	4339.23	3431.82	3628.06
Second Quarter	3882.28	3340.27	3352.81
Third Quarter	3445.66	3000.83	3038.20
Fourth Quarter	3113.82	2165.91	2447.62
2009
First Quarter	2578.43	1809.98	2071.13
Second Quarter	2537.35	2097.57	2401.69
Third Quarter	2899.12	2281.47	2872.63
Fourth Quarter	2992.08	2712.30	2964.96
2010
First Quarter	3017.85	2631.64	2931.16
Second Quarter	3012.65	2488.50	2573.32
Third Quarter	2827.27	2507.83	2747.90
Fourth Quarter	2890.64	2650.99	2792.82
2011
First Quarter	3068.00	2721.24	2910.91
Second Quarter	3011.25	2715.88	2848.53
Third Quarter	2875.67	1995.01	2179.66
Fourth Quarter	2476.92	2090.25	2316.55
2012
First Quarter	2608.42	2286.45	2477.28
Second Quarter	2501.18	2068.66	2264.72
Third Quarter	2594.56	2151.54	2454.26
Fourth Quarter	2659.95	2427.32	2635.93
2013
First Quarter	2749.27	2570.52	2624.02
Second Quarter	2835.87	2511.83	2602.59
Third Quarter	2936.20	2570.76	2893.15
Fourth Quarter	3111.37	2902.12	3109.00
2014
First Quarter	3172.43	2962.49	3161.60
Second Quarter	3314.80	3091.52	3228.24
Third Quarter	3289.75	3006.83	3225.93
Fourth Quarter	3277.38	2874.65	3146.43
2015
First Quarter	3731.35	3007.91	3697.38
Second Quarter	3828.78	3424.30	3424.30
Third Quarter	3686.58	3019.34	3100.67
Fourth Quarter	3506.45	3069.05	3267.52
2016
First Quarter	3178.01	2680.35	3004.93
Second Quarter	3151.69	2697.44	2864.74
Third Quarter	3091.66	2761.37	3002.24
Fourth Quarter	3290.52	2954.53	3290.52
2017
First Quarter	3500.93	3230.68	3500.93
Second Quarter	3658.79	3409.78	3441.88
Third Quarter	3594.85	3388.22	3594.85
Fourth Quarter	3697.40	3503.96	3503.96
2018
First Quarter	3672.29	3278.72	3361.50
Second Quarter (through June 28, 2018)	3592.18	3340.35	3365.52

PRS-31

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Except as provided below and in the accompanying product supplement under “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued in 2018 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

PRS-32

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

United States Federal Tax Considerations (Continued)

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-33

Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due June 29, 2022

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated June 22, 2018 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on June 22, 2018. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated June 22, 2018, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on June 22, 2018. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

PRS-34